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                                                                    EXHIBIT 24.2



                                POWER OF ATTORNEY



        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Albertson's, Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints John Sims, John Boyd and Colleen Batcheler, and each of them, as her true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for her and in her name, place and stead, to sign on her behalf as a director of the Corporation, a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Shares, par value $1.00 per share, of the Company to be offered in connection with the Albertson's, Inc. 2004 Equity and Performance Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto such attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that such attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set her hands as of the 3rd day of December 2004.

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
                   Signature                                      Title
                   ---------                                      -----
            /s/ Kathi P. Seifert                             Kathi P. Seifert, Director
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